SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2002

CONCUR TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction
of Incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE Redmond, Washington	98052
(Address of Principal Executive Offices)	(Zip Code)

(425) 702-8808
(Registrant’s Telephone Number, Including Area Code)

Item 5.    Other Events.

On December 16, 2002, Concur Technologies, Inc. entered into an Amendment to Agreement and Plan of Reorganization, effective as of December 16, 2002, among Concur Technologies, Inc., Captura Software, Inc., Fred Harman, as Representative, and certain former shareholders of Captura Software, Inc. named therein (the “Amendment”). The Amendment modified the terms of the Agreement and Plan of Reorganization for Concur’s acquisition of Captura Software, Inc. (the “Merger”). The Amendment stipulates the total consideration issued under the Agreement to be 4,695,304 shares of Concur’s common stock. As a result of the Amendment, no cash consideration will be payable, and no other shares of Concur common stock will be issued, in connection with the Merger or the transactions contemplated thereunder (whether under the escrow or hold-back provisions of the Agreement and Plan of Reorganization or otherwise).

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

2.01
Amendment to Agreement and Plan of Reorganization, effective as of December 16, 2002, among Concur Technologies, Inc., Captura Software, Inc., Fred Harman, as Representative, and certain former shareholders of Captura Software, Inc. named therein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: December 19, 2002	By:	/s/ John F. Adair
John F. Adair, Chief Financial Officer (Principal Financial and Accounting Officer)

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INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
2.01
Amendment to Agreement and Plan of Reorganization, effective as of December 16, 2002, among Concur Technologies, Inc., Captura Software, Inc., Fred Harman, as Representative, and certain former shareholders of Captura Software, Inc. named therein.